Exhibit 3.1

AMERICAN FINANCE TRUST, INC.

ARTICLES OF AMENDMENT

American Finance Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Company (the “Charter”) is hereby amended to provide that, at 1:01 p.m. Eastern Time on July 3, 2018 (the “Effective Time”), every two issued and outstanding shares of common stock (the “Common Shares”), $0.01 par value per share, of the Company which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding Common Share, $0.02 par value per share.

SECOND: The amendment to the Charter as set forth above has been duly advised and approved by at least a majority of the entire Board of Directors as required by the Maryland General Corporation Law. The amendment set forth herein is limited to a change expressly authorized by Section 2-309(e)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Company.

THIRD: There has been no increase in the authorized shares of stock of the Company effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective at the Effective Time.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this 3rd day of July, 2018.

ATTEST:	AMERICAN FINANCE TRUST, INC.

/s/ Katie Kurtz	By:	/s/ Edward M. Weil, Jr.	(SEAL)
Name: Katie Kurtz		Name: Edward M. Weil, Jr.
Title: Chief Financial Officer		Title: Chief Executive Officer

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